UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GTX Corp.

(Name of Registrant as Specified in Its Charter)

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GTX CORP.

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

GTX CORP.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

117 W. 9th Street #1214

Los Angeles, CA 90015

July 19, 2022

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

GTX Corp. is referred to herein as the “Company”, “we, “our” or “us”.

This Preliminary Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of GTX Corp. a Nevada Corporation (the “Company”), to notify such Stockholders that on or about June 24, 2022, the Company received written consents in lieu of a meeting of the Stockholders, and pursuant to §78.320 of the Revised Nevada Statutes, the holders of 900,000 shares of the Company’s Series A preferred stock representing approximately 66.66% or 494,175,384 votes of the 741,263,076 total votes represented by the issued and outstanding common stock of the Company and the votes granted to the Company’s Series A Preferred Stockholders in accordance with the super-majority voting power of the shares (the “Majority Vote”) as of such date approved and authorized the Company’s Board of Directors to take the following actions (the “Corporate Actions”):

(1)	to approve an amendment to our Articles of Incorporation in order to effectuate a reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock and Preferred Stock (Series A, B and C) at a ratio of 1-for-65 (the “Reverse Stock Split”), with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board of Directors in its sole discretion. Further, as part of the Reverse Stock Split, proportionate adjustments of the Reverse Stock Split conversion ratio may be made to the per share price and number of shares of common stock that may be purchased or converted upon the exercise or conversion of certain outstanding series of preferred stock, stock options, warrants and convertible notes granted by the Company based on the terms of each respective security. However, no proportionate adjustments of the Reverse Stock Split conversion ratio will be made to the number of authorized shares of the Company’s Common Stock or Preferred Stock reserved for future issuance, nor presently designated but unissued Preferred Stock as part of the Reverse Stock Split; and

(2)	to approve a separate amendment to our Articles of Incorporation (which, in the discretion of the Board, may be combined into one amendment or filed as two separate amendments as determined by the Board) in order to effectuate the Company’s name change from “GTX Corp.” to “Metalert, Inc.” (the “Name Change”).

This notice and accompanying Information Statement shall constitute notice to you the voting stockholder taking the aforementioned Corporate Actions by written consent, without a meeting and by less than unanimous consent of our stockholders, under §78.320 of the Revised Nevada Statutes.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement constitutes notice to you of the aforementioned corporate actions to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to §78.320 of the Revised Nevada Statutes. Accordingly, our Board is not soliciting your proxy or consent in connection with the Corporate Actions and no action is required on your party in connection with this document. You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Vote. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

Under Rule 14c-2(b) of the Exchange Act, the Corporate Actions described in this Information Statement will not become effective before a date which is twenty (20) calendar days, or forty (40) calendar days if the Company utilizes the notice and access model, after this Information Statement is first provided to Stockholders. We intend to distribute a notice of internet availability for this Notice and Information Statement to our stockholders on or about July 29, 2022 and the entire cost of furnishing this Information Statement will be borne by the Company. The record date established for the purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was June 24, 2022.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By order of the Board of Directors of

GTX CORP.

/s/ Patrick Bertagna
Name:	Patrick Bertagna
Title:	President, Chief Executive Officer and Chairman of the Board

GTX CORP.

117 W. 9th Street #1214

Los Angeles, CA 90015

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of GTX Corp. (the “Company,” “we,” “us,” or “our”) in connection with the actions to be taken by us as a result of a written consent in lieu of a special meeting of the stockholders pursuant to the Revised Nevada Statutes, dated June 24, 2022 and contains a summary of the material aspects of the Reverse Stock Split and Name Change approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

ACTION TO BE TAKEN – REVERSE STOCK SPLIT AND NAME CHANGE

ACTION - REVERSE STOCK SPLIT - DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK AND PREFERRED STOCK

GENERAL

The Board approved a resolution to effectuate a reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock and Preferred Stock (Series A, B and C) at a ratio of 1-for-65. Should the Board of Directors exercise their discretion to effectuate the Reverse Stock Split, 65 shares of our Common Stock will be automatically converted into 1 share of Common Stock. Further, as part of the Reverse Stock Split, proportionate adjustments of the Reverse Stock Split conversion ratio may be made to the per share price and number of shares of common stock that may be purchased or converted upon the exercise or conversion of certain outstanding series of preferred stock, stock options, warrants and convertible notes granted by the Company based on the terms of each respective security. However, no proportionate adjustments of the Reverse Stock Split conversion ratio will be made to the number of authorized shares of the Company’s common stock or preferred stock reserved for future issuance, nor presently designated but unissued Preferred Stock as part of the Reverse Stock Split.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares may differ slightly based on the number of fractional shares):

Common Stock Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares of Common Stock	Authorized but Unissued Shares of Common Stock
2,071,000,000	247,087,692	1,823,912,308

Common Stock Post-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares of Common Stock	Authorized but Unissued Shares of Common Stock
2,071,000,000	3,801,349	2,067,198,651

Preferred Stock Pre-Reverse Stock Split

Authorized Shares of Preferred Stock	Issued Shares of Preferred Stock	Authorized but Unissued Shares of Preferred Stock
10,000,000	900,855	9,099,145

Preferred Stock Post-Reverse Stock Split

Authorized Shares of Preferred Stock	Issued Shares of Preferred Stock	Authorized but Unissued Shares of Preferred Stock
10,000,000	13,859	9,986,141

No fractional shares shall be issued as a result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders on additional share of Common Stock for each fractional shares.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL NOT BE REDUCED ON THE SAME PRO-RATA BASIS AS THE SHARES ISSUED AND OUTSTANDING.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Company’s Board of Directors deemed it advisable and in the best interests of the Company and its shareholders to reverse split of the Company’s Common Stock at a ratio of one (1) for sixty-five (65). The common stock of the Company currently trades at an average daily price of less than $0.01 per share, which makes transfer and clearing of shares even more difficult than the usual problems dealing with penny stocks in general.

The Board believes that the increased market price of the common stock expected as a result of implementing the Reverse Stock Split will improve marketability and overall liquidity of the common stock for our shareholders and will encourage interest and trading in the common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced (sub-penny) stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the reverse stock split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Company is currently listed on the OTC Pink Open Market. The Board believes that the resulting price per share after the Reverse Stock Split will help enable the Company to meet the initial listing requirements of a higher broker-dealer network or exchange listing. The Board believes such an occurrence will attract more potential investors and will result in a more liquid public market. As a result, the Board of Directors has proposed the Reverse Stock Split as one method to help enable the Company’s long term success and financing.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our Common Stock and Preferred Stock stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 247,087,692 shares of Common Stock as of June 24, 2022, to approximately 3,801,349 and the number of shares of Preferred Stock issued and outstanding will be reduced from 900,855 shares of Preferred Stock as of June 24, 2022 to approximately 13,859 (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect the shares of Common Stock and Preferred Stock outstanding and the per share exercise price and number of shares of common stock that may be purchased upon exercise of certain outstanding stock options, convertible notes or other convertible securities granted by the Company.

The Reverse Stock Split will not affect the par value of our Common Stock or Preferred Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock and Preferred Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock and Preferred Stock will be increased because there will be fewer shares of our Common Stock and Preferred Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered except as may result from the issuance or cancellation of shares pursuant to the fractional shares. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by the to be determined conversion ratio). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split and the written consents of the holders of the Majority Vote of the Company. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a summary of the Reverse Stock Split:

●	The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock and Preferred Stock for every sixty-five (65) pre-split shares of the Common Stock and Preferred Stock outstanding. The consolidation shall not affect any rights, privileges, or obligations with respect to the shares of the Common Stock and Preferred Stock existing prior to the consolidation.

●	As a result of the reduction of the Common Stock, as of June 24, 2022, the pre-split total of issued and outstanding shares of 247,087,692 shall be consolidated to a total approximately 3,801,349 issued and outstanding shares (depending on the number of fractional shares that are issued).

●	As a result of the reduction of the Preferred Stock, as of June 24, 2022, the pre-split total of issued and outstanding shares of 900,855 shall be consolidated to a total approximately 13,859 issued and outstanding shares (depending on the number of fractional shares that are issued).

●	This action has been approved by the Board and the written consent of the holders of the Majority Vote of the Company.

●	The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the record date as June 24, 2022, for the determination of Stockholders who are entitled to receive this Information Statement.

●	You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days, or forty (40) calendar days if the Company utilizes the notice and access model, after the mailing of this Information Statement or at least 40 calendar days after the mailing of notice of internet availability of this Information Statement.

●	A notice of internet availability for this Notice and Information Statement or this Information Statement will be mailed after the Definitive Information Statement is filed with the SEC to all Stockholders of record as of the Record date of June 24, 2022.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the Stockholders of the Company will benefit from the Reverse Stock Split because it will attract potential investment from outside investors which will create a more liquid public market for its common stock and will help enable the Company to meet the initial listing requirements of a higher broker-dealer network or exchange listing.

ACTION – NAME CHANGE – AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

GENERAL

The Board of Directors has determined the name change from GTX Corp. to Metalert Inc. better reflects the current business direction of the Company.

PURPOSE OF THE NAME CHANGE

The Company’s Board of Directors deemed it advisable and in the best interests of the Company and its shareholders for the Corporation to change its name to Metalert Inc. to accurately reflect the current business direction of the Company.

SUMMARY OF NAME CHANGE

Below is a summary of the Name Change:

●	The Company shall amend its Articles of Incorporation to change its name from GTX Corp. to Metalert Inc.

●	This action has been approved by the Board and the written consent of the holders of the Majority Vote of the Company.

●	The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the record date as June 24, 2022, for the determination of Stockholders who are entitled to receive this Information Statement.

●	You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Name Change will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement or at least 40 calendar days after the mailing of notice of internet availability of this Information Statement.

●	A notice of internet availability for this Notice and Information Statement or this Information Statement will be mailed after the Definitive Information Statement is filed with the SEC to all Stockholders of record as of the Record date of June 24, 2022.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

Form 10-Q for quarter ended on September 21, 2021

Form 10-K for fiscal year ended on December 31, 2021

Form 10-Q for quarter ended on March 31, 2022

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 2,071,000,000 shares of Common Stock, par value $0.0001 per share, of which 247,087,692 shares are outstanding as of the date of the filing of this Preliminary Information Statement. Further, our authorized capital stock consists of 10,000,000 shares of Preferred Stock, par value $0.001 per shares of which 900,855 shares are outstanding as of the date of the filing of this Preliminary Information Statement, which includes 900,000 Series A Preferred Stock, 180 Series B Preferred Stock and 675 Series C Preferred Stock. Series A Preferred Stock shall, collectively, at all times have super-majority voting power equal to two-thirds (2/3rds) of the votes available to be cast on any matter subject to a shareholder vote, representing 494,175,384 votes of the Company as of the date of filing this Preliminary Information Statement. This results in 741,263,076 votes available to be casted between the issued and outstanding shares of Common Stock and Preferred Stock as of the date of this filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of June 24, 2022, regarding the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than five percent of our common stock, (ii) by each of our executive officers named in the Summary Compensation Table and our directors and (iii) by all of our executive officers and directors as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned. Unless otherwise noted in the table, the address for each of the persons identified is 117 W 9th Street; Suite 1214, Los Angeles, CA 90015. Beneficial ownership is calculated based upon 247,087,692 shares of common stock issued and outstanding as of June 24, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock	Amount and Nature of Beneficial Ownership of Preferred Stock(1)	Percent of Preferred Stock
Patrick E. Bertagna(2)	34,892,978	11.12%	500,000	55.56%
CEO and Chairman of the Board

Alex McKean(3)	8,205,972	2.61%	0	0.00%
Chief Financial Officer

Louis Rosenbaum(4)	11,875,546	3.78%	300,000	33.33%
VP of Operations & Finance, Director

Andrew Duncan(5)	12,486,725	3.98%	100,000	11.11%
Director, Corporate Secretary, Treasurer

All directors and named executive officers as a group (4 persons)	67,461,221	23.33%	900,000	100.00%

Other greater than 5% ownership Shareholders None	0	0.00%		0.00%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Patrick E. Bertagna owns convertible debt which may be converted into 34,580,469 shares of Common Stock upon conversion.

(3)	Alex McKean owns convertible debt which may be converted into 8,151,483 shares of Common Stock upon conversion.

(4)	Louis Rosenbaum owns convertible debt which may be converted into 11,741,645 shares of Common Stock upon conversion.

(5)	Andrew Duncan owns convertible debt which may be converted into 12,280,877 shares of Common Stock upon conversion.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s Articles of Incorporation or Bylaws to dissent from any of the provisions adopted in the Amendment.

EFFECTIVE DATE OF REVERSE STOCK SPLIT AND NAME CHANGE

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split and Name Change shall not be effective until a date at least twenty (20) days, or forty (40) calendar days if the Company utilizes the notice and access model, after the date on which this Information Statement or notice of internet availability of this Information Statement has been mailed to the Stockholders. The Company anticipates that the action contemplated hereby will be effected on or about the close of business on September 7, 2022.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: July 19, 2022

By Order of the Board of Directors

/s/ Patrick Bertagna
Name:	Patrick Bertagna
Title:	President, Chief Executive Officer and Chairman of the Board